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                                                                     EXHIBIT 5.1

                 OPINION OF HELLER EHRMAN WHITE & MCAULIFFE LLP

January 31, 2005

Adeza Biomedical Corporation
1240 Elko Drive
Sunnyvale, CA 94089

                       Registration Statement on Form S-8

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on January 28, 2005 in connection with the registration under the Securities Act of 1933, as amended, of a total of 5,591,982 shares of your Common Stock (the "Shares") reserved for issuance under the 1995 Stock Option and Restricted Stock Plan, (the "1995 Plan) and 2004 Equity Incentive Plan (the "2004 Plan). Such number consists of (i) 2,148,989 shares reserved for issuance under the 1995 Plan; (ii) 1,899,423 shares reserved under the 2004 Plan and
(iii) the maximum number of shares of common stock that may be added to the 2004 Plan in 2005, 2006 and 2007 pursuant to a provision that provides for automatic annual increases of up to 525,000 shares.

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

(a) The Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware as of December 15, 2004 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(b) The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company relating to the adoption and approval of the Plans and the Registration Statement, and
      (ii) certifying as to certain factual matters;

(d) A Certificate of Wells Fargo Shareholder Services, the transfer agent of the Company certifying as to the number of outstanding shares of common stock of the Company.

(e) The Registration Statement; and

(f) The Plans.

This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

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Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the applicable Plan, (iii) the Company receives the full consideration for the Shares as stated in the applicable Plan, (iv) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company's Common Stock, and (v) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued and sold by the Company, after payment therefore in the manner provided in the applicable Plan and the Registration Statement, will be legally issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

                               Very truly yours,

                               /s/ Heller Ehrman White & McAuliffe LLP

                               Heller Ehrman White & McAuliffe LLP